EXHIBIT 99.2

DETACH HERE

PROXY

HANDSPRING, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

OCTOBER 28, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned hereby appoints Donna L. Dubinsky and David G. Pine, or either of them, each with the power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Handspring, Inc. (the “Company”) to be held at 189 Bernardo Avenue, Mountain View, CA 94043 on October 28, 2003 at 8:00 a.m., local time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION ABOVE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

HANDSPRING, INC.

C/O EQUISERVE

P.O. BOX 43068

PROVIDENCE, RI 02940

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/palm	[Graphic of Computer]	Vote-by-Telephone Call toll-free 1-877-prx-vote (1-877-779-8683) (

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR:

1.	A proposal to approve and adopt the Agreement and Plan of Reorganization, dated June 4, 2003, by and among Palm, Inc., Peace Separation Corporation, Harmony Acquisition Corporation and Handspring, Inc. pursuant to which Handspring will become a wholly owned subsidiary of Palm.
FOR	☐	AGAINST	☐	ABSTAIN	☐

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares are held by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators, or other fiduciaries who execute the proxy for a deceased stockholder should give their full title. Please date the proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Signature:	Date:	Signature:	Date:

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